Exhibit 99.1

Vivint Smart Home Announces Appointment of The Honorable Barbara Comstock to Board of Directors

Former U.S. Congresswoman brings deep experience in science, technology and infrastructure to Vivint’s Board

PROVO, Utah – July 15, 2021- Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, today announced the appointment of former Congresswoman Barbara Comstock to its Board of Directors. Ms. Comstock will serve as a Class II director, effective immediately.

Ms. Comstock has a distinguished career as an American politician, business leader, lawyer, and women’s advocate. She has three decades of leadership and management experience in state and federal government, the media, business, and philanthropy, and has worked closely with senior leaders across a wide range of industries on a bi-partisan basis throughout her career. During her time in the U.S. House of Representatives she served on the Science, Space and Technology Committee, the Transportation & Infrastructure Committee, Joint Economic Committee, and the House Administration Committee.

“Barbara is incredibly accomplished and brings unique expertise that aligns with the mission and goals of Vivint,” said David F. D’Alessandro, Vivint Smart Home’s chairman of the board of directors. “We are excited for her to share her insights as the newest member of our Board and know that she will be a key part of Vivint’s next phase of growth.”

During her freshman term in Congress, Ms. Comstock was selected as the Chairwoman of The Subcommittee on Research and Technology on the Science Committee. In this role, she held critical hearings on a number of the pressing issues, including cybersecurity, medicine and technology, and privacy. Additionally, she was a founder of the Diversifying Technology Caucus which was bipartisan caucus aimed at getting more women, minorities and veterans into the tech sector.

Ms. Comstock was an active member of Congress on science and technology-related matters, including authoring and passing both “The INSPIRE Act” to promote STEM careers for young women and the Better Pain Management through Better Data Act. She also promoted additional funding for multiple science agencies within her committee. During her time in Congress, Ms. Comstock was noted for her impact as a legislator, having been named one of the “Top Ten Most Effective Lawmakers” in the 115th Congress by the Center for Effective Lawmaking as well as rated one of the most bi-partisan legislators in Congress.

Following her time in Congress, Ms. Comstock has served in a number of roles. She has been a Senior Adviser at Baker Donelson in Washington, D.C., where she works with clients on public policy and communications issues involving both federal and state matters. Since 2019, Ms. Comstock has also served as a Board Member for Trustar Bank, VIEWPac, and Winning4Women.

Prior to her time in Congress, Ms. Comstock was a member of the Virginia General Assembly from 2010 to 2015. During her tenure in the General Assembly, she was Chairwoman of the Science and Technology Committee. In addition to her public service, Ms. Comstock has been active in helping young women with their educational and career goals. In 2013, while serving in the Virginia General Assembly, Ms. Comstock founded her “Young Women’s Leadership Program,” which she continued while she served in Congress. Upon leaving Congress, she continued the program, named “The Barbara Comstock Program for Women in Leadership,” at George Mason University, which is designed to inspire the next generation of women leaders by exposing high school and junior high young women to women leaders in government and the private sector.

Prior to her time as an elected official, Ms. Comstock was a senior partner at Blank Rome, LLP, and Blank Rome Government Relations, where she handled government relations and legal business matters from 2003 to 2006.

About Vivint Smart Home

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.7 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation statements regarding the Company’s appointment of a new director to its Board of Directors. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021 (the “Form 10-K/A”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although Vivint Smart Home believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Smart Home does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Smart Home has filed with the SEC, including the Form 10-K/A and the Company’s other periodic filings, for more complete information about the Vivint Smart Home. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of Vivint’s website at www.vivint.com.

Investor Relations Contact

Nate Stubbs

VP, Investor Relations

ir@vivint.com

Media Contact

Noelle Bates

VP, Public Relations

press@vivint.com

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